Exhibit No. 23.1


                           Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1987 Non-Qualified Stock Option Plan of our report dated October 7, 1996, with respect to the financial statements of American Electromedics Corp. included in its Annual Report (Form 10-KSB) for the fiscal year ended July 27, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP


     Manchester, New Hampshire
     March 18, 1997